QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.10

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated June 11, 2003, accompanying the consolidated financial statements of Isonics Corporation and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Denver, Colorado
October 28, 2003

QuickLinks

  Exhibit 23.10